                                                                    Exhibit 10.4


                              AMENDED AND RESTATED
                                 LOAN AGREEMENT

                            Dated December 22, 1995


                                    LENDER:

                           FIRST UNION NATIONAL BANK
                                  OF TENNESSEE


                                   BORROWER:

                         COOKER RESTAURANT CORPORATION

                      AMENDED AND RESTATED LOAN AGREEMENT

                 This Amended and Restated Loan Agreement is entered into the 22nd day of December, 1995, by and between COOKER RESTAURANT CORPORATION ("Borrower"), an Ohio corporation, and FIRST UNION NATIONAL BANK OF TENNESSEE ("Lender"), a national banking association.

                                    RECITALS
                                    --------

                 WHEREAS, Lender has previously extended credit to Borrower pursuant to the terms of that certain Loan Agreement dated August 26, 1991 (the "First Agreement"); and

                 WHEREAS, Borrower and Lender have previously amended the First Agreement pursuant to those instruments dated June 19, 1993, and January 11, 1995 (the First Agreement as amended is hereinafter referred to as the "Prior Agreement"); and

                 WHEREAS, Lender has agreed to extend additional credit to Borrower, on certain terms and conditions; and

                 WHEREAS, one condition to Lender's agreement to extend additional credit is that Lender and Borrower must enter into a comprehensive agreement setting forth all of the terms and conditions of Borrower's credit and which amends and restates the Prior Agreement, as amended, in its entirety;

                 NOW, THEREFORE, as an inducement to cause Lender to extend additional credit to Borrower, and for other valuable consideration, the receipt and sufficiency of which are acknowledged, it is hereby agreed that the Prior Agreement, as amended, is hereby amended and restated in its entirety as set forth below:

                                   ARTICLE I

                                  DEFINITIONS
                                  -----------

                 As used in this Agreement, the following capitalized terms shall have the following meanings, unless the context expressly requires otherwise:

                 "Advance" means any disbursement of funds to Borrower made pursuant to this Agreement.

                 "Affiliate" means, with respect to any Person, another Person that, directly or indirectly, (i) has an equity interest in that Person, in any degree, (ii) has common ownership with that Person, in any degree, (iii) Controls that Person, or (iv) shares common Control with that Person.

                 "Agreement" means this Loan Agreement (including all exhibits hereto), as the same may be amended from time to time.

                 "Bankruptcy Code" means Title I of the Bankruptcy Reform Act of 1978, as it may be amended from time to time.

                 "Borrower" means Cooker Restaurant Corporation, an Ohio corporation, its successors and assigns. This definition does not abrogate the requirement set forth below restricting Borrower's ability to assign its rights under this Agreement.

                 "Business Day" or "Business Days" means any day or days on which Lender's main office in Nashville, Tennessee is open for business with the public.

                 "Capital Lease" means a lease that would be characterized as a financed sale under GAAP or under Article 9 of the UCC.

                 "Closing" means the time and place of the delivery of the executed Loan Documents to Lender.

                 "Closing Date" means the date of this Agreement.

                 "Collateral" means any and all Property now or hereafter securing the Obligations.

                 "Control" or "Controlled" means that a Person has the power to conduct or govern the policies of another Person, whether this power exists as a matter of law or through economic compulsion.

                 "Conversion Date" shall have the meaning assigned in Section
2.5 hereof.

                 "Debt" means, with respect to any Person, all obligations, contingent or otherwise, that would be classified under GAAP as a liability of that Person including, but not limited to, any nonrecourse obligations secured by Property of that Person.

                 "Deed of Trust" means the deed of trust recorded in Davidson County, Tennessee, as more particularly described below.

                 "Default" or "Event of Default" means the occurrence of any of the events specified in Section 8.1 hereof, as to which any requirement for notice or lapse of time has been satisfied.

                 "Encumbrance" means any interest in Property in favor of one not the owner thereof, whether voluntary or involuntary, including, but not limited to, (i) the lien or security interest arising from a deed of trust, mortgage, pledge, security agreement, conditional sale, Capital Lease, consignment, or bailment for security purposes, and (ii) reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases, and other title exceptions.

                 "Environmental Laws" means the Environmental Protection Act, the Resource Conservation and Recovery Act of 1976, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Hazardous Materials Transportation Act and any other federal, state or municipal law, rule or regulation relating to air emissions, water discharge, noise emissions, solid or liquid waste disposal, hazardous or toxic waste or materials, or other environmental or health matters.

                 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, including (unless the context otherwise requires) any rules or regulations promulgated thereunder.

                 "Financial Statements" means the balance sheet, income statement, and statement of cash flows for Borrower dated October 1, 1995, delivered by Borrower to Lender, and all notes thereto.

                 "GAAP" means generally accepted accounting principles pronounced by the Financial Accounting Standards Board or any successor thereto, as in effect from time to time.

                 "Hazardous Substances" means those substances included from time to time within the definition of hazardous substances, hazardous materials, toxic substances, or solid waste under the Comprehensive Environmental Response, Compensation and Liability Act of 1980 as amended, 42 U.S.C. Section 9601 ET SEQ.; the Resource Conservation and Recovery Act of 1976, 42 U.S.C. Section 6901 ET SEQ.; the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801 ET SEQ., and in the regulations promulgated pursuant to such acts and laws; and such other substances that are or become regulated under any applicable local, state, or federal law or regulation addressing environmental hazards.

                 "IRC" means the Internal Revenue Code of 1986, as amended from time to time.

                 "Lease" means any Capital Lease or operating lease.

                 "Lender" means First Union National Bank of Tennessee, its successors and assigns.

                 "Lender's Prime Rate" means the interest rate announced as such by Lender from time to time. Lender's Prime Rate is not necessarily the lowest rate charged by Lender. See also paragraph 2.2.

                 "Loan" means the aggregate borrowings by Borrower under this Agreement.

                 "Loan Documents" means, collectively, each writing furnished Lender in connection with this Agreement, whenever delivered.

                 "Maximum Lawful Rate" means the highest rate that Lender may charge from time to time under applicable laws.

                 "Mortgage" means the mortgage recorded in Hamilton and Franklin Counties in the State of Ohio, as more particularly described below.

                 "Obligations" means all present and future debts and other obligations of Borrower to Lender, whether arising by contract, tort, guaranty, overdraft, or otherwise; whether or not the advances or events creating such debts or other obligations are presently foreseen; whether such obligations were originally payable to Lender or are acquired by Lender from another Person; and regardless of the class of the debts or other obligations, be they otherwise secured or unsecured. Without limiting the foregoing, the "Obligations" specifically includes the obligations of Borrower under this Agreement and the other Loan Documents.

                 "PBGC" means the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.

                 "Permitted Encumbrances" means:

                          (a) Encumbrances securing the payment of any of the Obligations;

                          (b) Encumbrances securing taxes, assessments, or other governmental charges not yet due or which are being contested in good faith by appropriate action promptly initiated and diligently conducted, if Borrower has made reserve therefor as required by GAAP;

                          (c) Encumbrances referred to in the Financial Statements;

                          (d) Mechanics', repairmen's, materialmen's, warehousemen's and other like liens arising by operation of law securing accounts that are not delinquent;

                          (e) Purchase money security interests in equipment as further described in Section 7.1 hereof;

                          (f) Encumbrances on real property used by Borrower not securing monetary obligations, provided that (i) if the affected property is included in the Collateral, the Encumbrances have been approved by Lender and are disclosed in the title insurance policies obtained by Lender, or (ii) if the affected property is not included in the Collateral, the Encumbrances are of a type customarily placed on real property and do not materially impair the value of the affected property; and

                          (g) Those matters disclosed in title insurance policies delivered by Borrower to Lender insuring Lender's interest in any Real Property pledged to Lender under the terms of this Agreement, if such matters have been approved by Lender.

                 "Person" means any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government, or any agency or political subdivision thereof, or any other form of entity.

                 "Plan" means any employee benefit or other plan established or maintained, or to which contributions have been made, by the Borrower or any Subsidiary and covered by Title IV of ERISA or to which Section 412 of the IRC applies.

                 "Property" or "Properties" means any interest in any kind of property, whether real, personal, or mixed, or tangible or intangible.

                 "Real Property" means that certain real property described on EXHIBIT A attached hereto and all present and future fixtures, leases, rents, and other appurtenant rights, and such additional real property, wherever located, owned by Borrower or to be acquired by Borrower with an Advance from Lender, as may be approved by Lender as security for the Loan.

                 "Revolving/Term Loan" has the meaning assigned in Article II of this Agreement.

                 "Solvent" shall mean, as to any Person, that the Person (i) has capital sufficient to carry on its business and transactions and all business and transactions in which it is about to engage, (ii) is able to pay its Debts as they mature, and (iii) owns Property having present fair saleable value greater than the amount required to pay its Debts.

                 "Subsidiary" means any Person in which Borrower has or has the right to obtain under any conditions an equity interest of any degree or over which Borrower has Control.

                 "UCC" means the Uniform Commercial Code as adopted in Tennessee, as it may be amended from time to time.

                 "Unmatured Default" means any event or condition that, but for the giving of any required notice by Lender and/or the passing of time, would be a Default hereunder.


                                   ARTICLE II

                              REVOLVING/TERM LOAN
                              -------------------

                 Concurrently with the execution of this Agreement, Lender shall make a Revolving/Term Loan (the "Revolving/Term Loan") available to Borrower under the following terms:

                 2.1 AMOUNT. The amount of the existing Sixteen Million Three Hundred Thousand Dollars ($16,300,000) Loan shall be increased to Thirty-Three Million Dollars ($33,000,000).

                 2.2      INTEREST RATE.

                 (a) The initial interest rate charged on the indebtedness evidenced by the Note shall be based on the 30-day LIBOR Rate plus 162.50 basis points and shall be in effect until March 31,1996.

                 (b) Thereafter, the interest rate charged on the indebtedness outstanding under the Note shall be based on Borrower's performance. Subject to the requirements of subparagraph (c) below, if (i) Borrower's earnings performance satisfies the conditions set forth below, and
(ii) no defaults exist under the terms or provisions of any of the documents evidencing or securing the Revolving/Term Loan, then the outstanding principal balance of the Revolving/Term Loan shall bear interest at the corresponding rate set forth below:


 Applicable Ratio                     Prime +                              LIBOR +
 ----------------                     -------                              -------
 Greater than 7.75                    50 basis points                      200 basis points
 7.01 to 7.75                          0 basis points                      175 basis points
 6.00 to 7.00                          0 basis points                      150 basis points
 Less than 6.00                        0 basis points                      125 basis points

The Applicable Ratio shall be determined by dividing Borrower's EBITDA by the average unpaid balance of the Revolving/Term Loan on the first and last days of the quarter. The ratio will be calculated quarterly and will apply to all outstandings for the following quarter. As used herein EBITDA shall mean for the Borrower and its subsidiaries on a consolidated basis for any period, the sum of consolidated net income, plus interest expense, plus any provision for taxes based on income or profits that was deducted in computing consolidated net income, plus depreciation, plus amortization of intangible assets.

                 (c) Unless notified by Borrower in writing to the contrary the Prime Rate option set forth above shall apply to all sums outstanding under the Revolving/Term Loan (except as otherwise provided in paragraph (a)). When the Borrower requests disbursements in increments of $1,000,000 (e.g. $1,000,000.00; $2,000,000.00; and $3,000,000.00), then the
Borrower may choose to have such disbursements bear interest at the 30-day, 90-day, or 180-day LIBOR Rate option as set forth above. At the end of each interest rate period, when the LIBOR Rate option is chosen, the Borrower may elect to have the LIBOR Rate apply for the succeeding 30-day, 90-day or 180-day period. Borrower shall, not less than five (5) days before the beginning of any interest rate period during which it desires to choose a LIBOR Rate option, notify Lender of its intention to choose such option. Provided, finally, at no time shall more than three (3) separate interest rates apply to borrowings under the Revolving/Term Loan. Borrower will be responsible for all customary and reasonable expenses associated with the prepayment of any disbursement when the LIBOR Rate option is chosen for such disbursement and is prepaid prior to the expiration of the LIBOR based period.

                 As used herein 30-day, 90-day or 180-day LIBOR rate shall mean that rate per annum at which, in the opinion of the Lender, United States Dollars in the amount of $5,000,000 are being offered to major top credit quality banks at 11:00 a.m. London time two business days prior to the beginning of the interest rate period for which Borrower desires to choose the 30-day, 90-day or 180-day LIBOR Rate for settlement in immediately available funds by major top credit quality banks in the Lending Interbank Market for a period equal to the chosen option.

                 The Lender's Prime Rate shall be that rate announced by Lender from time to time as its Prime Rate and is one of several interest rate bases used by Lender. Lender lends at rates both above and below Lender's Prime Rate and Borrower acknowledges that Lender's Prime Rate is not represented or intended to be the lowest or most favorable rate of interest offered by Lender.

                 In no event shall the rate of interest provided hereunder exceed the Maximum Lawful Rate.


                 2.3 PAYMENTS. Payment of all obligations arising under the Revolving/Term Loan shall be made as follows:

                 (a) INTEREST INSTALLMENTS. Interest on the outstanding principal balance under the Revolving/Term Loan shall be paid in arrears on the First (1st) day of each calendar quarter beginning on January 1, 1996.

                 (b)      PRINCIPAL INSTALLMENTS/REDUCTION IN AVAILABILITY.
The Note and documents evidencing the Revolving/Term Loan shall also be revised to reflect that accrued interest shall be due and payable quarterly in arrears. Additionally, beginning on the first business day after January 1, 1998, and on the first business day of each calendar quarter thereafter availability under the Note shall be reduced by $1,650,000. Provided, however, if the Revolving/Term Loan is not fully funded on January 1, 1998 the quarterly principal installments shall be determined by dividing the actual principal balance on such debt by twenty (20).

                 (c) VOLUNTARY PREPAYMENT. Except as provided above in the case of LIBOR borrowings voluntary prepayments of principal or accrued interest may be made, in whole or in part, at any time without penalty.

                 (d) ALL AMOUNTS DUE. All remaining principal, interest and expenses outstanding under the Revolving/Term Loan shall become due December 31, 1998.

                 2.4 USE OF PROCEEDS. Advances under the Revolving/Term Loan shall be used by Borrower for general working capital purposes and costs incurred in expansion of its restaurant business.

                 2.5 REVOLVING LOAN; ADVANCES. From the Closing Date until December 31, 1997 (the "Conversion Date"), Borrower may from time to time request and repay Advances under the Revolving/Term Loan, provided that the total principal amount outstanding under the Revolving/Term Loan shall not at any time exceed the amount stated in Section 2.1 above. No reborrowings or additional Advances shall be permitted after the Conversion Date. Prior to the Conversion Date, Advances under the Revolving/Term Loan shall be disbursed as follows:

                 (a) ADVANCE REQUESTS. Lender may honor requests for Advances under the Revolving/Term Loan made on Borrower's behalf by any agent or purported agent of Borrower, whether such request is made in person, by telephone, or in writing. Lender may require that requests for Advances be submitted in writing, and may also require that Borrower submit with such requests written warranties or other assurances reasonably acceptable to Lender showing that Borrower has satisfied the conditions to funding set forth in this Agreement.

                 (b) FUNDING. As long as Borrower meets the conditions for funding stated in this Agreement, Lender shall fund Advances requested under the Revolving/Term Loan within two (2) Business Days of the actual receipt of Borrower's request by Dan Haley, Vice President of Lender, or by any other loan officer of Lender. Draws shall be made in increments of One Hundred Thousand Dollars ($100,000). All funds shall be disbursed directly into an account maintained by Borrower with Lender. Borrower agrees that if Lender elects to fund any requested Advance(s) sooner after requested than is required of Lender hereunder, Lender may nevertheless use the entire response period allowed hereunder upon receipt of any subsequent request, at Lender's sole option.

                 (c) CONDITIONS TO FUNDING. Lender shall not be obligated to make any Advance under the Revolving/Term Loan unless all of the following conditions are satisfied as of the time of the request and of funding:

                          (i) All of the Loan Documents provided for herein (or otherwise requested by Lender pursuant to the "Further Assurances" provision hereof) to evidence and secure the Revolving/Term Loan must have been executed and delivered to Lender.

                          (ii) All warranties made in the Loan Documents must be true as of the dates of the Advance request and as of the date of funding thereof.

                          (iii) All covenants made in the Loan Documents must have been complied with as of the dates of the Advance request and funding thereof.

                          (iv) No Default or Unmatured Default shall exist under this Agreement.

                          (v) There shall not have occurred any event, and no condition shall exist, that has caused a material adverse change in the financial condition, operations or prospects of Borrower.

                 (d) IMPLIED REPRESENTATIONS UPON REQUEST FOR ADVANCE. Upon making any request for an Advance under the Revolving/Term Loan, Borrower shall be deemed to have warranted to Lender that all conditions to funding are satisfied as of the submission of the request to Lender.

                 (e) ADVANCE NOT WAIVER. Lender's making of any Advance under the Revolving/Term Loan that it is not obligated to make under Section 2.5(c) above shall not be construed as a waiver of Lender's right to withhold future Advances, declare a Default, or otherwise demand strict compliance with this Agreement.

                 2.6 DRAWS BY DEBIT MEMORANDUM. Lender may draw amounts available under the Revolving/Term Loan to pay any Obligation that is not otherwise timely paid, provided that Lender has previously given Borrower notice of the nature and amount of such obligation and Borrower has not made payment thereof after demand by Lender.


                                  ARTICLE III

                              CONDITIONS PRECEDENT
                              --------------------

                 3.1 CONDITIONS TO INITIAL ADVANCE. Lender shall not be obligated to make its initial Advance under the Loan on the Closing Date unless and until Borrower provides Lender with the following documents, all fully executed by all appropriate parties and in form and substance satisfactory to
Lender:

                 (a)      THIS AGREEMENT.

                 (b) REVOLVING/TERM LOAN NOTE as amended on June 23, 1993, on January 11, 1995, and by instrument of even date herewith made by Borrower payable to the order of Lender in the maximum principal amount stated in
Section 2.1 hereof.

                 (c) DEED OF TRUST as amended on June 23, 1993, on January 11, 1995, and by instrument of even date herewith encumbering three parcels of Real Property located in Davidson County, Tennessee with a first priority deed of trust lien, and the following related documents:

                          (i) Title insurance policy issued by a national title insurance company acceptable to Lender, insuring the deed of trust lien in favor of Lender subject only to Permitted Encumbrances.

                          (ii) Survey of each parcel of Real Property, with a surveyor's certification sufficient to induce the title insurance company to delete from the title policy any exception for matters of survey.

                          (iii) Owner's affidavit sufficient to induce the title insurance company to delete all standard exceptions from the title policy.

                          (iv) Phase 1 environmental audit report on each parcel of Real Property issued by an environmental engineering firm acceptable to Lender pursuant to a professional services contract entered into with Lender.

                          (v) Evidence that Borrower has obtained the insurance required pursuant to this Agreement with respect to each parcel of Real Property.

                          (vi) Appraisal of each parcel of Real Property, issued to Lender by an appraiser satisfactory to Lender and which, taken together with the appraisals of the Real Property Collateral located in Ohio, has a total appraised value of at least $8,400,000.

                 (d) MORTGAGE as amended on June 23, 1993, on January 11, 1995, and by instrument of even date herewith encumbering three parcels of Real Property Collateral located in Franklin and Hamilton Counties, Ohio with a first priority mortgage lien, and the following related documents:

                          (i) Title insurance policy issued by a national title insurance company acceptable to Lender, insuring the deed of trust lien in favor of Lender subject only to Permitted Encumbrances.

                          (ii) Survey of each parcel of Real Property, with a surveyor's certification sufficient to induce the title insurance company to delete from the title policy any exception for matters of survey.

                          (iii) Owner's affidavit sufficient to induce the title insurance company to delete all standard exceptions from the title policy.

                          (iv) Phase 1 environmental audit report on each parcel of Real Property issued by an environmental engineering firm acceptable to Lender pursuant to a professional services contract entered into with Lender.

                          (v) Evidence that Borrower has obtained the insurance required pursuant to this Agreement with respect to the Real Property.

                          (vi) Appraisal of each parcel of Real Property, issued to Lender by an appraiser satisfactory to Lender and which, taken together with the appraisals of the Collateral located in Tennessee, has a total appraised value of at least $8,400,000.

                 (e) CURRENT CERTIFIED COPY OF BORROWER'S CORPORATE CHARTER, issued by the Ohio Secretary of State.

                 (f) CURRENT CERTIFICATE OF BORROWER'S GOOD STANDING issued by the Ohio Secretary of State.

                 (g) CURRENT CERTIFICATES OF AUTHORITY issued by the secretaries of state for Florida, Georgia, Kentucky, Maryland , Virginia, Tennessee, Michigan and Indiana, being states other than Ohio in which Borrower operates restaurants.

                 (h) CERTIFIED COPY OF RESOLUTIONS of Borrower's Board of Directors authorizing a named officer or officers to execute the Loan Documents and confirming the incumbency of those officers.

                 (i) OPINIONS OF BORROWER'S COUNSEL addressed to Lender, addressing matters reasonably required by Lender.

                 (j) SUCH OTHER DOCUMENTS as Lender may reasonably require.

                 3.2 CONDITIONS TO SUBSEQUENT ADVANCES. Lender shall not be obligated to make Advances after the Closing Date unless and until all conditions set forth in Section 3.1 and those set forth in Section 2.5(c) are satisfied.


                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------

                 Borrower represents, and warrants to Lender that, as of the Closing Date:

                 4.1 CAPACITY. Borrower is an Ohio corporation, validly existing and in good standing under the laws of the State of Ohio. Borrower is qualified or authorized to do business in all jurisdictions other than Ohio in which its ownership of property or conduct of business requires such qualification or authorization. Borrower has the power and authority to own its Properties and to carry on its business as now being conducted and as proposed to be conducted after the execution hereof, to execute and perform this Agreement and the other Loan Documents, and to execute, deliver and perform its obligations under the other Loan Documents.

                 4.2 AUTHORIZATION. Borrower's execution, delivery and performance of this Agreement and the other Loan Documents have been duly authorized by all requisite corporate action.

                 4.3 BINDING OBLIGATIONS. This Agreement is and the other Loan Documents, when executed and delivered to Lender, will be, legal, valid and binding upon Borrower, enforceable in accordance with their respective terms.

                 4.4 NO CONFLICTING LAW OR AGREEMENT. Borrower's execution, delivery and performance of this Agreement and the other Loan Documents do not constitute a breach of or default under, and will not violate or conflict with, any provisions of the Charter or By-Laws of Borrower; any contract, financing agreement, Lease, or other agreement to which Borrower is a party or by which its Properties may be affected; or any law, regulation, order, injunction, judgment, decree, or writ to which Borrower is subject or by which its Properties may be affected; nor will the same result in the creation or imposition of any Encumbrance upon any Properties of Borrower, other than those contemplated by the Loan Documents.

                 4.5 NO CONSENT REQUIRED. Borrower's execution, delivery, and performance of the Loan Documents do not require the consent or approval of or the giving of notice to any Person other than the approval of Borrower's Board of Directors.

                 4.6 FINANCIAL STATEMENTS. The Financial Statements are complete and correct, have been prepared in accordance with GAAP, and present fairly the financial condition and results of operations of Borrower as of the date and for the period stated therein. No material adverse change in the financial condition of Borrower has occurred since the date of the Financial Statements. Borrower acknowledges that Lender has advanced (or shall advance) the Loan in reliance upon the Financial Statements.

                 4.7 FISCAL YEAR. Borrower's fiscal year ends on the Sunday closest to December 31 of each year, and Borrower will not change its fiscal year without Lender's prior written consent.

                 4.8 LITIGATION. Except as disclosed on EXHIBIT B hereto, there is no litigation, legal or administrative proceeding, tax audit, investigation, or other action of any nature pending or, to the knowledge of Borrower, threatened against, likely to be instituted against or affecting Borrower or any of its Properties. Borrower is not subject to any outstanding court or administrative order, writ or injunction. To the best of Borrower's knowledge, information and belief, no facts exist that give claims to third parties against Borrower, except as disclosed in the Financial Statements.

                 4.9 TAXES; GOVERNMENTAL CHARGES. Borrower has filed or caused to be filed all tax returns and reports required to be filed. Borrower has paid, or made adequate provision for the payment of, all taxes that have or may have become due pursuant to such returns or otherwise, or pursuant to any assessment received by Borrower, except such taxes, if any, as are being contested in good faith by appropriate proceedings and for which adequate reserves have been provided. Borrower knows of no proposed material tax assessment against it and no extension of time for the assessment of federal, state or local taxes of Borrower is in effect or has been requested, except as disclosed in the Financial Statements. Borrower has made all required withholding deposits.

                 4.10 TITLE TO REAL PROPERTY. Borrower has good and marketable title to the Real Property, free and clear of all Encumbrances except for Permitted Encumbrances.

                 4.11 NO DEFAULT. Borrower is not in default in any respect that affects its business, Properties, operations, or condition, financial or otherwise, under any indenture, mortgage, deed of trust, credit agreement, note, agreement, lease, sale agreement or other instrument to which Borrower is a party or by which its Properties are bound. To the best of Borrower's knowledge, information and belief, no other party to any contract with Borrower is in default or breach thereof and no circumstances exist which, with the giving of notice and/or the passing of time would constitute such default or breach. No Default or Unmatured Default exists under this Agreement.

                 4.12 CASUALTIES; TAKING OF PROPERTIES. Neither the business nor the Property of Borrower is presently impaired as a result of any fire, explosion, earthquake, flood, drought, windstorm accident, strike or other labor disturbance, embargo, requisition or taking of property, cancellation of contracts, permits, concessions by any domestic or foreign government or any agency thereof, riot, activities of armed forces or acts of God or of any public enemy.

                 4.13 COMPLIANCE WITH LAWS. To the best of Borrower's knowledge, information and belief, Borrower is not in violation of any law, judgment, decree, order, ordinance, or governmental rule or regulation to which Borrower, its business or any of its Properties are subject, and there are no outstanding citations, notices or orders of noncompliance issued to Borrower under any such law, rule or regulation. Borrower has obtained all licenses, permits, franchises, or other governmental authorizations necessary to the ownership of its Properties or to the conduct of Borrower's business. All improvements on the Real Property conform in all material respects to all applicable state and local laws, zoning and building ordinances and health and safety ordinances, and such Real Property is zoned for the purposes for which such Real Property and improvements thereon are presently being used.

                 4.14 ERISA. To the best of Borrower's knowledge, information and belief, Borrower is in compliance in all material respects with the applicable provisions of ERISA. Borrower has not incurred and shall not incur any material "accumulated funding deficiency" within the meaning of ERISA, and Borrower has not incurred any material liability to PBGC in connection with any Plan. No reportable event or prohibited transaction has occurred and is continuing or shall occur with respect to any Plan.

                 4.15 FULL DISCLOSURE OF MATERIAL FACTS. Borrower has fully advised Lender of all matters involving Borrower's financial condition, operations, Properties or industry that would be reasonably expected to have a material adverse effect on the financial condition, operations, Properties or prospects of Borrower. No information, exhibit, or report furnished or to be furnished by Borrower to Lender in connection with this Agreement contains, as of the date thereof, any misrepresentation of fact or failed or will fail to state any material fact, the omission of which would render the statements therein materially false or misleading.

                 4.16 INVESTMENT COMPANY ACT. Borrower is not an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

                 4.17 PERSONAL HOLDING COMPANY. Borrower is not a "personal holding company" as defined in Section 542 of the Internal Revenue IRC.

                 4.18     SOLVENCY.  Borrower is Solvent as of the Closing Date.

                 4.19 GOVERNMENT CONTRACTS. Borrower is not subject to the renegotiation of any government contracts.

                 4.20 CHIEF EXECUTIVE OFFICE. The address designated herein to which notices are to be sent is Borrower's chief executive office within the meaning of Tennessee Code Annotated Section 47-9-103(3)(d).

                 4.21     SUBSIDIARIES. Borrower has no Subsidiaries.

                 4.22 OWNERSHIP OF PATENTS, LICENSES. ETC. Borrower owns all licenses, permits, franchises, registrations, patents, copyrights, trademarks, trade names or service marks, or the rights to use the foregoing, that are necessary for the continued operation of Borrower's business.

                 4.23 ENVIRONMENTAL COMPLIANCE. Borrower has duly complied with, and its Properties are owned and operated in compliance with, all Environmental Laws. There have been no citations, notices or orders of non-compliance issued to Borrower or relating to its business or Properties. Borrower has obtained all required federal, state and local licenses, certificates or permits relating to Borrower and its Properties.

                 4.24 LABOR MATTERS. Borrower is not subject to any collective bargaining agreements or any agreements, contracts (other than certain employment contracts with key executive officers), decrees or orders requiring Borrower to recognize, deal with or employ any Person. No demand for collective bargaining has been asserted against Borrower by any union or organization. Borrower has not experienced any strike, labor dispute, slowdown or work stoppage due to labor dispute and, to the best knowledge of Borrower, there is no such strike, dispute, slowdown or work stoppage threatened against Borrower. Borrower is in compliance in all material respects with the Fair Labor Standards Act of 1938, as amended, and the Federal Occupational Safety and Health Act, as amended, and all regulations under the foregoing.

                 4.25 TRADE RELATIONS. There exists no actual or threatened determination, cancellation or limitation of, or any modification or change of, the business relationship between Borrower and any customer or any group of customers whose purchases individually or in the aggregate are material to the business of Borrower, or with any material supplier, and there exists no present condition or state of facts or circumstances that would materially and adversely affect Borrower or prevent Borrower from conducting such business after the consummation of the transaction contemplated by this Agreement in substantially the same manner in which it was heretofore conducted.


                                   ARTICLE V

                             AFFIRMATIVE COVENANTS
                             ---------------------

                 Borrower covenants that, during the term of this Agreement (and thereafter where expressly stated herein):

                 5.1 FINANCIAL STATEMENTS AND REPORTS. Borrower shall furnish to the Lender or cause the Lender to receive all of the following, all of which must be in form and substance satisfactory to the Lender:

                 (a) ANNUAL REPORTS. Within 90 days after the end of each Fiscal Year, Borrower shall deliver to Lender audited financial statements, including without limitation, balance sheets of Borrower as of the end of such year and the related audited statements of income, retained earnings and cash flows for such year, together with supporting schedules, all such statements prepared in accordance with GAAP and accompanied by an unqualified audit report prepared by an independent certified public accountant acceptable to Lender showing the financial condition of Borrower at the close of such year and the results of its operations during such year. If applicable, these reports shall be provided in both consolidated and consolidating forms. Also, Borrower shall annually provide its SEC Form 10-K and corporate proxy to Lender.

                 (b) QUARTERLY REPORTS. Within forty-five (45) days after the end of each calendar quarter, Borrower shall deliver to Lender unaudited quarterly financial statements with supporting schedules in the form of an SEC Form 10-Q, including without limitation, balance sheet and income statement of Borrower, together with supporting schedules, all prepared by Borrower and certified by Borrower's president or chief financial officer to be, in his opinion, complete and correct and to present fairly, in accordance with GAAP (excluding year-end adjustments and required footnote disclosures), the financial condition of Borrower as of the date of such statements and the results of its operations for such period, together with a compliance certificate signed by such officer stating that no Default or Unmatured Default exists under this Agreement. In addition quarterly same store sales information on a month-to-month and year-to-date basis and all information provided to stock analysts shall be delivered concurrently with and in addition to the statements described above.

                 (c) ACCOUNTANT REPORTS. Promptly upon the receipt thereof, Borrower shall deliver to Lender a copy of each other report (other than work papers) submitted to Borrower by its accountants in connection with any annual, interim or special audit made by them of the books of Borrower.

                 (d) SHAREHOLDER MAILINGS. Promptly upon the sending thereof, Borrower shall deliver to Lender a copy of each statement, report or notice sent by Borrower to its shareholders.

                 (e) OTHER REPORTS. With reasonable promptness, Borrower shall deliver to Lender such other information and data as reasonably requested by Lender regarding Borrower, its business operations and Properties.

                 5.2 TAXES AND OTHER ENCUMBRANCES. Borrower shall make due and timely payment or deposit of all federal, state and local taxes, assessments or contributions required of it by law, and execute and deliver to Lender, on demand, appropriate certificates attesting to the payment or deposit thereof. Borrower shall make due and timely payment or deposit of all F.I.C.A. payments and withholding taxes required of it by all applicable laws.

                 5.3      MAINTENANCE OF EXISTENCE AND ASSETS; COMPLIANCE WITH
LAW.

                 (a) CORPORATE EXISTENCE. Borrower shall maintain its corporate existence, name, rights, and franchises and maintain its qualification and good standing in all states in which such qualification is necessary.

                 (b) COMPLIANCE WITH LAWS. Borrower shall observe and comply with all applicable laws, statutes, codes, acts, ordinances, orders, judgments, decrees, injunctions, rules, regulations, and requirements of all federal, state, county, municipal, and other governments, and shall maintain all certificates, franchises, permits, licenses, and authorizations necessary to the conduct of its business or the operation of its Properties, and will conduct its business in an orderly, efficient and regular manner and comply with the terms of any indenture, contract or other instrument to which it may be a party or under which it or its Properties may be bound.

                 (c) MAINTENANCE OF PROPERTY. Borrower shall maintain its Property (and any Property leased by or consigned to it or held under title retention or conditional sales contracts) in good and workable condition at all times and make all repairs, replacements, additions, and improvements to its Property reasonably necessary and proper to ensure that the business carried on in connection with its Property may be conducted properly and efficiently at all times.

                 5.4 FURTHER ASSURANCES. Borrower shall promptly cure any defects in the creation, issuance, and delivery of the Loan Documents.
Borrower at its expense will execute (or cause to be executed) and deliver to Lender upon request all such other and further documents, agreements, and instruments in compliance with or accomplishment of the covenants and agreements of Borrower in the Loan Documents, or to evidence further and to describe more fully any Collateral intended as security for the Obligations, or to correct any omissions in the Loan Documents, or to state more fully the Obligations and agreements set out in any of the Loan Documents, or to perfect, protect, or preserve any Encumbrances created pursuant to any of the Loan Documents, or to make any recordings, to file any notices, or to obtain any consents, all as may be reasonably necessary or appropriate in connection therewith.

                 5.5      INSURANCE.

                 (a) GENERAL INSURANCE REQUIREMENTS. In addition to the other specific requirements set forth in this Agreement and in other Loan Documents, Borrower shall maintain insurance on all insurable Properties now or hereafter owned by Borrower against such risks and to the extent customary in Borrower's industry, and shall maintain or cause to be maintained public liability, worker's compensation and business interruption insurance to the extent customary in Borrower's industry.

                 (b) INSURANCE ON TANGIBLE COLLATERAL. Borrower shall keep the Real Property (and any other Collateral subsequently pledged by Borrower to Lender to secure the Obligations) insured against "all risks of physical loss" (except earthquake, unless Lender specifically so requires at its election, and also including flood insurance, if applicable) under a casualty insurance policy with the "replacement cost" endorsement and a deductible calculated on an "occurrence" basis of no more than $50,000. Public liability coverage shall be obtained on all

Real Property locations included in the Collateral in an amount of at least $1,000,000 per occurrence. The following provisions shall apply to all such insurance policies issued with respect to tangible Collateral, including the Real Property:

                          (i) Each insurance policy shall be issued by an insurance company with a rating of "A" or better by A. M. Best & Co.

                          (ii) Each casualty policy shall name Lender as first insured mortgagee pursuant to a non-contribution mortgagee clause satisfactory to Lender, and all liability insurance policies shall name Lender as an additional insured. The issuers of such policies must agree in writing (by the policy provisions, endorsement or letter) to give Lender at least twenty (20) days prior written notice before termination or any reduction of amount or scope of coverage.

                          (iii) Borrower shall deliver such original policies to Lender. Not less than thirty (30) days prior to the expiration date of each policy of insurance required under this Instrument, Borrower shall deliver to Lender evidence of the renewal of such policy or policies or of the substitution of another policy or policies complying with the terms of this Agreement. Lender may require that such evidence consist of the presentment of a renewal policy or policies marked "premium paid." If Borrower fails to maintain the required insurance, Lender may, at Lender's option and without notice to Borrower, obtain such insurance, or Lender may obtain single interest coverage insuring only Lender's interest in the Collateral. In no event shall Lender be under any obligation to procure or maintain insurance on the Collateral. The cost of any insurance so obtained shall become part of the Obligations and shall be due from Borrower upon demand.

                          (iv) Borrower hereby assigns to Lender, as further security for the payment of the Obligations, all policies of insurance which now or hereafter insure against any loss or damage to the Collateral. Borrower shall promptly give written notice to Lender of any loss or damage to the Collateral and will not adjust or settle any such loss without the written consent of Lender. If Lender, on account of any insurance on the Collateral, receives any money for loss or damage, such amount may, in the reasonable exercise of Lender's discretion, be retained and applied by Lender toward payment of the Obligations, or be paid to Borrower, wholly or in part, subject to such conditions as Lender may require. Lender is hereby irrevocably appointed attorney-in-fact for Borrower to receive any sums collected under insurance policies insuring the Collateral, to endorse any drafts or instruments received under such policies, and to make proof of loss for, settle, and give binding acquittances for claims under such policies.

                          (v) Borrower covenants that it will not do any act or voluntarily suffer or permit any act to be done whereby any insurance required hereunder shall or may be suspended, impaired or defeated, unless replaced with similar insurance required hereby without any intervening lapse of coverage.

                 5.6 ACCOUNTS AND RECORDS. Borrower shall maintain current books of record and account, in which full, true, and correct entries will be made of all transactions.

                 5.7 CORPORATE RECORDS. Borrower shall maintain current corporate minute books and stock ledgers.

                 5.8 BANKING RELATIONSHIPS. Borrower shall maintain its deposit accounts with Lender or with other FDIC-insured depository institutions.

                 5.9 RIGHT OF INSPECTION. Borrower shall permit any officer, employee, or agent of Lender to visit and inspect any of the Property of Borrower, to examine Borrower's books of record and accounts and Borrower's corporate records, to take copies and extracts from such books of record and accounts, and to discuss the affairs, finances, and accounts of Borrower with Borrower's respective officers, accountants, and auditors, all at such reasonable times and as often as Lender may reasonably desire. Without limiting Lender's right to obtain equitable relief as to any other appropriate right in this Agreement or in other Loan Documents, Borrower agrees that the rights in this Section may be enforced by affirmative injunction and, to the extent the right to review records may be denied, the right may be enforced by a restraining order prohibiting the interference by Borrower with Lender's exercise of its rights to review of the records.

                 5.10 NOTICE OF CERTAIN EVENTS. Borrower shall promptly notify Lender if Borrower learns of the occurrence of (i) any event that constitutes a Default or an Unmatured Default together with a detailed statement of the steps being taken as a result thereof; (ii) any legal, judicial, or regulatory proceedings affecting Borrower which, if adversely determined, would have a material adverse effect on the business or the financial condition of Borrower; (iii) any material adverse changes, either individually or in the aggregate, in the assets, liabilities, financial condition, business, operations, affairs, or circumstances of Borrower from those reflected in the Financial Statements or from the facts warranted or represented in any Loan Document, or (iv) any default by Borrower under Debt to any party other than Lender, unless cured within any grace period applicable thereto.

                 5.11 ERISA INFORMATION AND COMPLIANCE. Borrower shall comply with ERISA and all other applicable laws governing any pension or profit sharing plan or arrangement to which Borrower is a party. Borrower shall (i) provide Lender with copies of any annual report required to be filed pursuant to ERISA with respect to any plan or any other employee benefit plan; (ii) notify Lender as soon as practicable of any "reportable event," "prohibited transaction" or "withdrawal liability" within the meaning of ERISA and of any additional act or condition arising in connection with any Plan which Borrower believes might constitute grounds for termination thereof by the PBGC or for the appointment of a trustee to administer the Plan; and (iii) furnish to Lender, promptly upon request, such additional information concerning any Plan or any other employee benefit plan as Lender may request.

                 5.12 INDEMNITY; EXPENSES. Borrower agrees to indemnify, defend (with counsel reasonably satisfactory to Lender) and hold harmless Lender against any loss, liability, claim or expense, including reasonable attorneys' fees, that Lender may incur in connection with the Obligations, except for (i) the ordinary overhead of Lender associated with the receipt of payments under the Loans and (ii) for losses, etc. arising from the willful misconduct or gross negligence of Lender.

Without limiting the foregoing, upon demand by Lender, Borrower will advance to Lender or, at Lender's option, reimburse Lender for, the following expenses if not paid by Borrower promptly after written demand by Lender:

                 (a) TAXES. All taxes that Lender may be required to pay because of the Obligations or because of Lender's interest in any property securing the payment of the Obligations.

                 (b) PROTECTION OF COLLATERAL. All costs of preserving, insuring, preparing for sale (whether by improvement, repair or otherwise) or selling any collateral securing the Obligations.

                 (c) COSTS OF COLLECTION. All court costs and other costs of collecting any debt, overdraft or other obligation included in the Obligations, including reasonable compensation for time spent by employees of Lender.

                 (d) LITIGATION. All reasonable costs arising from any litigation, investigation, or administrative proceeding (whether or not Lender is a party thereto) that Lender may incur as a result of the Obligations or as a result of Lender's association with Borrower, including, but not limited to, expenses incurred by Lender in connection with a case or proceeding involving Borrower under any chapter of the Bankruptcy Code or any successor statute thereto.

                 (e) ATTORNEYS' FEES. Reasonable attorneys' fees incurred in connection with any of the foregoing.

If Lender pays any of the foregoing expenses after written notice to Borrower and Borrower's refusal to pay the same, they shall become a part of the Obligations and shall bear interest at the Maximum Lawful Rate. This Section shall remain in full effect regardless of the full payment of the Obligations, the purported termination of this Agreement, the delivery of the executed original of this Agreement to Borrower, or the content or accuracy of any representation made by Borrower to Lender; provided, however, Lender may terminate this Section by executing and delivering to Borrower a written instrument of termination specifically referring to this Section.

                 5.13 ASSISTANCE IN LITIGATION. Borrower covenants to, upon request, cooperatively participate in any proceeding in which Borrower is not an adverse party to Lender and which concerns Lender's rights regarding the Obligations or any collateral securing its payment.

                 5.14 ESTOPPEL LETTERS. Borrower covenants to provide Lender, within five (5) days after request, an estoppel letter stating (i) the balance of the Obligations, (ii) whether Borrower has any defenses to payment of the obligations, and (iii) the nature of any defenses to payment of the Obligations. Such balance as presented for confirmation and the nonexistence of defenses shall be presumed if Borrower fails to respond to such a request within the required period.

                 5.15     ENVIRONMENTAL MATTERS.

                 (a) COMPLIANCE WITH ENVIRONMENTAL LAWS. Borrower will not use, generate, manufacture, produce, store, release, discharge or dispose of on, under or about any of its Properties, or transport to or from any of Borrower's Properties, any Hazardous Substance, or permit any other Person or entity to do so, in a manner that would violate any Environmental Law, and shall maintain and operate its Properties in compliance with all Environmental Laws.

                 (b) REMEDIAL WORK. If any investigation, site monitoring, containment, clean-up, removal, restoration or other remedial work of any kind or nature with respect to Borrower's Properties is required to be performed by Borrower under any applicable local, state or federal law or regulation, any judicial order, or by any governmental or non-governmental entity or Person because of, or in connection with, the current or future presence, suspected presence, release or suspected release of a Hazardous Substance in or into the air, soil, groundwater, surface water or soil vapor at, on, about, under, or within any of Borrower's Property (or any portion thereof), Borrower shall within 30 days after written demand for performance thereof (or such shorter period of time as may be required under applicable law, regulation, order or agreement), commence and thereafter diligently prosecute to completion, all such remedial work.

                 (c) INDEMNIFICATION OF LENDER. Borrower agrees to indemnify, defend (with counsel satisfactory to Lender) and hold harmless Lender against any loss, liability claim or expense, including attorneys' fees, that Lender may incur as a result of the violation or alleged violation of any Environmental Law by Borrower or with respect to any other violation of Environmental Laws with respect to Borrower's Properties. This covenant shall survive the repayment of the Loan.


                                   ARTICLE VI

                              FINANCIAL COVENANTS
                              -------------------

                 6.1 TANGIBLE NET WORTH. Borrower shall maintain a minimum Tangible Net Worth for each fiscal quarter equal to or greater than $35 million beginning at fiscal year-end 1995 and at all times thereafter; and then Borrower shall maintain a minimum Tangible Net Worth equal to or greater than $40 million beginning at fiscal year-end 1996 and at all times thereafter and then Borrower shall maintain a minimum Tangible Net Worth equal to or greater than $45 million beginning at fiscal year-end 1997 and at all times thereafter; and then Borrower shall maintain a minimum Tangible Net Worth equal to or greater than $52.5 million beginning at fiscal year-end 1998 and thereafter.
As used herein "Tangible Net Worth" shall mean stockholders' equity determined according to GAAP less all assets that would be classified as intangible assets under GAAP, including but not limited to, goodwill, patents, trademarks, trade names, copyrights and franchises.

                 6.2 FIXED CHARGE COVERAGE. Borrower shall maintain a minimum Fixed Charge Coverage Ratio calculated for each fiscal quarter on a rolling quarter average of not less than 1.15. As used herein, "Fixed Charge Coverage Ratio" shall be calculated as follows:

                  Net income + Depreciation + Amortization +
                  ------------------------------------------
                      Interest Expenses + Lease Expense
                      ---------------------------------

        *CMLTD + SubDebt Called + Interest + Lease Expense +
  20% of Avg. Outstanding on Revolving/Term Loan During Previous Four Quarters

                          *Excludes Revolving Paydowns

                 6.3 FUNDED SENIOR DEBT TO TOTAL CAPITALIZATION. The ratio of Funded Senior Debt to Total Capitalization shall not be greater than 50%. Total Capitalization shall be defined as Senior Debt plus Subordinated Debt plus Equity.


                                  ARTICLE VII

                               NEGATIVE COVENANTS
                               ------------------

                 Borrower covenants and agrees that, without Lender's prior written consent, which may be withheld in Lender's sole discretion exercised reasonably and in good faith, Borrower shall not, either directly or indirectly:

                 7.1 DEBTS, GUARANTIES, AND OTHER OBLIGATIONS. Incur, create, assume, or in any manner become or be liable with respect to any Debt, except as disclosed on EXHIBIT C hereto and the following:

                 (a)      OBLIGATIONS. Any Obligations to Lender.

                 (b) EXISTING LIABILITIES. Liabilities, direct or contingent, of Borrower existing on the date of this Agreement that are reflected in the Financial Statements.

                 (c) ENDORSEMENTS. Endorsements of negotiable or similar instruments for collection or deposit in the ordinary course of business.

                 (d) TRADE DEBT. Trade payables from time to time incurred in the ordinary course of business.

                 (e) PURCHASE MONEY SECURITY INTERESTS. Purchase money security interests on equipment used in the operation of Borrower's business in an aggregate maximum amount of not more than $350,000 per fiscal year, not to exceed an aggregate amount $1,000,000 over the life of the Loan.

                 (f) TAXES. Taxes, assessments, or other governmental charges that are not delinquent or are being contested in good faith by appropriate action promptly initiated and diligently conducted, if Borrower has made the reserve therefor required by GAAP.

                 7.2      [Intentionally Deleted.]

                 7.3 CHANGE OF MANAGEMENT. Allow any change of management staffing or structure whereby Phillip Pritchard will cease serving the customary responsibilities of chief executive officer.

                 7.4      DISTRIBUTIONS.   Borrower shall not declare or pay a
distribution or dividend (of cash, property or stock), except that cash dividends may be declared (in any fiscal year during which the net income for that year has exceeded $2,000,000) in an amount that, together with all other cash dividends declared within such fiscal year, will not exceed fifteen percent (15%) of net income for the previous fiscal year. Also no distribution or dividend may be made upon the occurrence of any event of default under the documents evidencing and securing the Revolving/Term Loan.

                 7.4.1 NEW RESTAURANT EXPANSION. Borrower shall limit new restaurant expansion to 11 in fiscal year 1996. Borrower will not commit to any new restaurants or restaurant expansion in 1997 beyond those stores that can be supported out of operational cash flow until financing sources acceptable to Lender and Borrower in the form of debt or equity are available. In no event shall store expansion in 1997 exceed 15 stores.

                 7.5 STOCK ACQUISITIONS. Redeem or acquire any stock or warrants.

                 7.6 ENCUMBRANCES. Borrower shall not create, assume, or permit to exist any mortgage, security deed, deed of trust, pledge, lien, charge or other encumbrance on any of its assets, whether now owned or hereafter acquired, other than: (i) security interests required by the Loan Documents; (ii) liens for taxes contested in good faith, (iii) liens accruing by law for employee benefits; or (iv) Permitted Liens. As used herein Permitted Liens shall mean liens disclosed to Lender and listed on EXHIBIT D and the Permitted Encumbrances.

                 7.7 INVESTMENTS, LOANS, AND ADVANCES. Make or permit to remain outstanding any investments in any Person, except that, subject to all other provisions of this Article, the foregoing restriction shall not apply to:

                 (a) U.S. AND OTHER GOVERNMENT OBLIGATIONS. Investments in direct obligations of the United States of America or any agency thereof, Eurodollars, other Aerated government obligations and other similar debt securities.

                 (b) BANK OBLIGATIONS. Investments in accounts, certificates of deposit, repurchase agreements or other obligations issued by Lender or by other FDIC-insured commercial banks in the United States of America.

                 (c) MONEY MARKET FUNDS. Investments in money market funds, provided that all investments by the funds are of a type permitted above.

                 (d) EXPENSE ADVANCES. Travel or other expense advances to employees in the ordinary course of business.

                 (e) TRADE CREDIT. Unsecured trade credit extended in the ordinary course of business.

                 7.8 SALES AND LEASEBACKS. Enter into any arrangement, directly or indirectly, with any Person by which Borrower shall sell or transfer any of its Property, whether now owned or hereafter acquired, and by which Borrower shall then or thereafter rent or lease as lessee such Property or any part thereof or other Property that Borrower intends to use for substantially the same purpose or purposes as the Property sold or transferred.

                 7.9 NATURE OF BUSINESS. Suffer or permit any material change to be made in the character of Borrower's business as carried on at the Closing Date.

                 7.10 FURTHER ACQUISITIONS, MERGERS, ETC. Enter into any agreement to merge, consolidate, or otherwise reorganize or recapitalize, or sell, assign, lease, or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its Property (whether now owned or hereafter acquired).

                 7.11 SALE OR DISCOUNT OF RECEIVABLES. Except to minimize losses on bona fide debts previously contracted, discount or sell with recourse, or sell for less than the greater of the face or market value thereof, any of its notes receivable or accounts.

                 7.12 DISPOSITION OF ASSETS. Dispose of any of its assets other than in the ordinary course of its present business upon terms standard in its industry.

                 7.13 INCONSISTENT AGREEMENTS. Enter into any agreement containing any provision which would be violated or breached by the performance by Borrower of its Obligations.

                 7.14 FICTITIOUS NAMES. Use any corporate name (other than the name used in executing this Agreement) or any assumed or fictitious name.

                 7.15 SUBSIDIARIES AND AFFILIATES. Create any direct or indirect Subsidiary or Affiliate or divest itself of any material assets by transferring them to any existing Subsidiary or Affiliate or to any Subsidiary or Affiliate to whose existence Lender has not consented, enter into any partnership, joint venture, or similar arrangement, or otherwise make any material change in its corporate structure.

                 7.16 PLACE OF BUSINESS. Transfer its executive offices, or maintain records with respect to receivables at any locations other than at the address-specified herein, except with Lender's prior written consent and after the delivery to Lender of financing statements, if required by Lender, in form satisfactory to Lender.

                 7.17 ADVERSE ACTION WITH RESPECT TO PLANS. Take any action to terminate any Plan which should reasonably result in a material liability of Borrower to any Person.

                 7.18 TRANSACTIONS WITH AFFILIATES. Enter into any transaction with any Affiliate except in the ordinary course of business and on fair and reasonable terms no less favorable to Borrower than it would obtain in a comparable arms length transaction with a Person not an Affiliate. This Section does not imply an obligation on Lender to approve the existence of any Affiliate.

                 7.19 CORPORATE AMENDMENTS. Amend its corporate charter or bylaws.

                 7.20 ADVERSE TRANSACTIONS. Enter into any transaction that materially and adversely affects or may materially and adversely affect the Collateral or Borrower's ability to repay the Obligations.

                 7.21 USE OF LENDER'S NAME. Without the prior written consent of Lender, use the name of Lender or the name of any Affiliates of Lender in connection with any of Borrower's business or activities, except in connection with internal business matters, as required in making required securities law disclosures, in dealings with governmental agencies and financial institutions and to trade creditors of Borrower solely for credit reference purposes.

                 7.22 MARGIN SECURITIES. Own, purchase or acquire (or enter into any contract to purchase or acquire) any "margin security" as defined by any regulation of the Federal Reserve Board as now in effect or as the same may hereafter be in effect.

                 7.23 ACTION OUTSIDE ORDINARY COURSE. Take any other action outside the ordinary course of its business.

                 7.24 DEFAULT ON OTHER CONTRACTS OR OBLIGATIONS. Borrower shall not default on any material contract with or obligation when due to a third party or default in the performance of any obligation to a third party incurred for money borrowed.

                 7.25 JUDGMENT ENTERED. Borrower shall not permit the entry of any monetary judgment or the assessment against Borrower, the filing of any tax lien against Borrower, or the issuance of any writ of garnishment or attachment against any property of or debts due Borrower in any amount in excess of $250,000 and that is not discharged or execution is not stayed within 60 days of entry.

                                  ARTICLE VIII

                               EVENTS OF DEFAULT
                               -----------------

                 8.1 EVENTS OF DEFAULT. Any of the following events shall be considered a Default under this Agreement and the Loan after the expiration of any applicable cure period as further described below:

                 (a) PRINCIPAL AND INTEREST PAYMENTS. Borrower's failure to make payment of any installment of principal or interest on the Obligations when due (provided, however, that Borrower shall not be in default as a result of a missed interest payment if Lender has failed to deliver to Borrower an interest statement for such payment).

                 (b) REPRESENTATIONS AND WARRANTIES. Lender's determination that any representation or warranty made by Borrower or any other party in any Loan Document was incorrect in any material respect as of the date thereof.

                 (c) COVENANTS. Borrower's failure to perform any covenant contained in any Loan Document, not subject to any specific provision in this
Article VIII.

                 (d)      INVOLUNTARY BANKRUPTCY OR RECEIVERSHIP PROCEEDINGS.
A receiver, custodian, liquidator, or trustee of Borrower, or of any of its Property, is appointed by the order or decree of any court or agency or supervisory authority having jurisdiction (and such proceeding is not dismissed within sixty (60) days); or Borrower is adjudicated bankrupt or insolvent; or any of the Property of Borrower is sequestered by court order or a petition is filed against Borrower under any state or federal bankruptcy, reorganization, debt arrangement, insolvency, readjustment of debt, dissolution, liquidation, or receivership law of any jurisdiction, whether now or hereafter in effect (and such proceeding is not dismissed within sixty (60) days).

                 (e) VOLUNTARY PETITIONS. Borrower's filing of a petition in voluntary bankruptcy or to seek relief under any provision of any bankruptcy, reorganization, debt arrangement, insolvency, receivership, readjustment of debt, dissolution, or liquidation law of any jurisdiction, whether now or hereafter in effect, or consents to the filing of any petition against it under any such law.

                 (f)      DISCONTINUANCE OF BUSINESS.  Borrower's
discontinuance of its usual business.

                 (g) DEFAULT ON OTHER DEBT. Subject to any applicable grace period or waiver prior to any due date, Borrower's failure to make any payment due on any Debt or security (as "security" is defined for purposes of the federal securities laws) or any event shall occur or any condition shall exist with respect to any Debt or security of Borrower, that causes the holder of such Debt to accelerate the Debt or declare the Debt to be in default.

                 (h)      [Intentionally Deleted.]

                 (i)      INSOLVENCY. Borrower's no longer being Solvent.

                 (j) ATTACHMENT. The issuance of an attachment or other process against any Property of Borrower that is not removed or bonded-off within thirty (30) days.

                 (k) INSURANCE. Borrower's failure to maintain any insurance required herein or in any other Loan Document.

                 (l) OTHER EVENT. The occurrence of any event or condition which, in Lender's reasonable discretion, materially and adversely affects the ability of Borrower to perform the Obligations.

                 (m) CONTEST. Borrower shall challenge or contest the validity or enforceability of this Agreement or any other Loan Document or the validity, priority or perfection of any security interest created hereunder or under any other Loan Document in any action, suit or proceeding.

                 The foregoing notwithstanding, no event enumerated in subsections (b), (c), (g), (1) or (m) above shall constitute a Default hereunder until the expiration of ten (10) Business Days after Lender delivers notice to Borrower regarding such event.

                 8.2 REMEDIES. Upon the happening of any Default set forth above:

                 (a) ACCELERATION. Lender may declare the entire principal amount of all Obligations then outstanding, including interest accrued thereon, to be immediately due and payable without presentment, demand, protest, notice of protest, or dishonor or other notice of default of any kind, all of which are hereby expressly waived.

                 (b) EXERCISE OF REMEDIES. Lender may exercise its right of setoff, its remedies under all Loan Documents and all other rights afforded a creditor under applicable law.


                                   ARTICLE IX

                               GENERAL PROVISIONS
                               ------------------

                 9.1 NOTICES. All communications relating to this Agreement or any of the other Loan Documents shall be in writing and shall be delivered by certified mail, postage prepaid, return receipt requested, reliable overnight courier or hand delivery to the following addresses:

                 (a)      if to Borrower:

                          Cooker Restaurant Corporation
                          Attn:  Mr. Phillip Pritchard
                          5500 Village Blvd., 2nd Floor
                          West Palm Beach, FL 33407

With a Copy To:           James F. Hadley
                          James F. Hadley Co., L.P.A.
                          150 East Wilson Bridge Road, Suite 200
                          Worthington, Ohio 43085-2328

                 (b)      if to Lender:

                          First Union National Bank of Tennessee
                          Attn:  Dan Haley
                          Vice President
                          150 Fourth Avenue North
                          Nashville, Tennessee 37219

With a Copy To:           Boult, Cummings, Conners & Berry
                          Attn:  Richard F. Warren, Jr.
                          414 Union Street, Suite 1600
                          Nashville, Tennessee 37219

                 Any notice addressed as aforesaid shall be deemed given to and received by the party to whom it is addressed as follows: (a) if personally delivered, on the date delivered to the address specified above; (b) if sent by overnight courier, on the next following Business Day after placed in the hands of an agent for such service or deposited in a pick-up box for such service; or
(c) if mailed as aforesaid, two Business Days after deposited with the U.S. Postal Service. Any party may change its address for receipt of notice by written direction to the other party hereto.

                 9.2 RENEWAL, EXTENSION, OR REARRANGEMENT. All provisions of this Agreement relating to Obligations shall apply with equal force and effect to each and all promissory notes executed hereafter which in whole or in part represent a renewal, extension for any period, increase, or rearrangement of any part of the Obligations originally represented by any part of such other Obligations.

                 9.3 APPLICATION OF PREPAYMENTS. Prepayments shall be applied at Lender's sole discretion (i) first to accrued interest under any of the Obligations, (ii) second to reduce principal of any of the Obligations; and
(iii) third to any expenses due Lender which have not been paid by Borrower after written demand by Lender, all in such manner as determined by Lender.

                 9.4 COMPUTATIONS; ACCOUNTING PRINCIPLES. Where the character or amount of any asset or liability or item of income or expense is required to be determined, or any consolidation or other accounting computation is required to be made for the purposes of this Agreement, such determination or calculation, to the extent applicable and except as otherwise specified in this Agreement, shall be made in accordance with GAAP.

                 9.5 COUNTERPARTS. This Agreement may be executed by counterpart signature pages, and it shall not be necessary that the signatures of all parties be contained on any one counterpart. Each counterpart shall be deemed an original, but all of them together shall constitute one and the same instrument.

                 9.6 NEGOTIATED DOCUMENT. This Agreement and the other Loan Documents have been negotiated by the parties with full benefit of counsel and should not be construed against either party as author.

                 9.7 CONSENT TO JURISDICTION. Borrower hereby irrevocably consents to the jurisdiction of the United States District Court for the Middle District of Tennessee and of all Tennessee state courts sitting in Davidson County, Tennessee, for the purpose of any litigation to which Lender may be a party and which concerns this Agreement or the Obligations. It is further agreed that venue for any such action shall lie exclusively with courts sitting in Davidson County, Tennessee, unless Lender agrees to the contrary in writing.

                 9.8 NOT PARTNERS; NO THIRD PARTY BENEFICIARIES. Nothing contained herein or in any related document shall be deemed to render Lender a partner of Borrower for any purpose. This Agreement has been executed for the sole benefit of Lender, and no third party is authorized to rely upon Lender's rights hereunder or to rely upon an assumption that Lender has or will exercise its rights under this Agreement or under any document referred to herein.

                 9.9 NO MARSHALLING OF ASSETS. Lender may proceed against collateral securing the Obligations and against parties liable therefor in such order as it may elect, and neither Borrower nor any surety or guarantor for Borrower nor any creditor of Borrower shall be entitled to require Lender to marshal assets. The benefit of any-rule of law or equity to the contrary is hereby expressly waived.

                 9.10 IMPAIRMENT OF COLLATERAL. Lender may, in its sole discretion, release any collateral securing the obligations or release any party liable therefor. The defenses of impairment of collateral and impairment of recourse and any requirement of diligence on Lender's part in collecting the Obligations are hereby waived.

                 9.11 BUSINESS DAYS. If any payment date under the Obligations falls on a day that is not a Business Day, or if the last day of any notice period falls on such a day, the payment shall be due and the notice period shall end on the next preceding Lender Business Day.

                 9.12 PARTICIPATIONS. Lender may, from time to time, in its sole discretion, and without notice to Borrower, sell participations in any credit subject hereto to such other investors or financial institutions as it may elect. Lender may from time to time disclose to any participant or prospective participant such information as Lender may have regarding the financial condition, operations, and prospects of Borrower. Any expenses incurred as a result of the sale of participations will be borne by Lender.

                 9.13 NOTICE TO LENDER UPON PERCEIVED BREACH. Borrower agrees to give Lender written notice of any action or inaction by Lender in connection with this Agreement or the Obligations that Borrower believes may be actionable against Lender or a defense to payment of Obligations for any reason, including, but not limited to, commission of a tort or violation of any contractual duty or duty implied by law.

                 9.14 INCORPORATION OF EXHIBITS. All Exhibits referred to in this Agreement are incorporated herein by this reference.

                 9.15 INDULGENCE NOT WAIVER. Lender's indulgence in the existence of a default hereunder or any other departure from the terms of this Agreement shall not prejudice Lender's rights to declare a default or otherwise demand strict compliance with this Agreement.

                 9.16 CUMULATIVE REMEDIES. The remedies provided Lender in this Agreement are not exclusive of any other remedies that may be available to Lender under any other document or at law or equity.

                 9.17 AMENDMENT AND WAIVER IN WRITING. No provision of this Agreement can be amended or waived except by a statement in writing signed by the party against whom enforcement of the amendment or waiver is sought.

                 9.18 ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of Borrower and Lender, except that Borrower shall not assign any rights or delegate any obligations arising hereunder without the prior written consent of Lender. Any attempted assignment or delegation by Borrower without the required prior consent shall be void.

                 9.19 ENTIRE AGREEMENT. This Agreement and the other written agreements contemplated herein between Borrower and Lender represent the entire agreement between the parties concerning the subject matter hereof, and all oral discussions and prior agreements are merged herein. Provided, if there is a conflict between this Agreement and any other document executed contemporaneously herewith with respect to the Obligations, the provision in this Agreement shall control.

                 9.20 SEVERABILITY. Should any provision of this Agreement be declared invalid or unenforceable for any reason, the remaining provisions hereof shall remain in full effect.

                 9.21 TIME OF ESSENCE. Time is of the essence of this Agreement, and all dates and time periods specified herein shall be strictly observed.

                 9.22 APPLICABLE LAW. The validity, construction and enforcement of this Agreement and all other documents executed with respect to the Obligations shall be determined according to the laws of Tennessee applicable to contracts executed and performed entirely within that state, except as provided in the Mortgage and as specifically provided in any other document governing the pledge of Collateral outside the State of Tennessee and executed by Borrower and Lender subsequent to the date of this Agreement.

                 9.23 GENDER AND NUMBER. Words used herein indicating gender or number shall be read as context may require.

                 9.24 CAPTIONS NOT CONTROLLING. Captions and headings have been included in this Agreement for the convenience of the parties, and shall not be construed as affecting the content of the respective Sections.

                 9.25 AMENDED AND RESTATED AGREEMENT. The terms and provisions of this Agreement amend and restate in their entirety the terms and provisions of the Prior Agreement. Provided, however, it is intended that the increase in the amount of the Revolving/Term Loan be treated as an increase of an existing credit facility and not as a new or distinct loan. Accordingly all deeds of trust, mortgages, liens, security interests, assignments and other pledges securing the indebtedness secured by and described in the Prior Agreement are hereby ratified, extended and confirmed as security for the indebtedness evidenced and secured by this Agreement which indebtedness is only an increase of the indebtedness secured by and described in the Prior Agreement.

                 Executed the date first written above.

                                        THE UNDERSIGNED ACKNOWLEDGE A THOROUGH
                                        UNDERSTANDING OF THE TERMS OF
                                        THIS AGREEMENT AND AGREE TO BE
                                        BOUND THEREBY:

                                        FIRST UNION NATIONAL BANK OF TENNESSEE


                                        By:  /s/ D. Haley
                                           -----------------------------------
                                                Dan Haley, Vice President

                                        COOKER RESTAURANT CORPORATION


                                        By:  /s/ David Sevig
                                           -----------------------------------
                                           David Sevig, Vice President,
                                           Chief Financial Officer